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Exhibit 99.n

            AMENDMENT to the AMENDED & RESTATED MULTIPLE CLASS PLAN

                                   EXHIBIT C
                                     to the
                     Amended & Restated Multiple Class Plan
                             as of January 31, 2000
                          amended as of March 28, 2001
                         DEUTSCHE INVESTORS FUNDS, INC.
                     (formerly Flag Investors Funds, Inc.)

          Growth Opportunity Fund--Class A, Class B and Class C Shares

         This amendment to the Amended and Restated Multiple Class Plan is adopted as of March 28, 2001, by Deutsche Investors Funds, Inc. with respect to the Classes of Shares of the Fund of the Corporation set forth above.

         Witness the due exemption hereof this 28th day of March, 2001.


                                             DEUTSCHE INVESTORS FUNDS, INC.

                                             By: /s/ Amy M. Olmert
                                                 -------------------------------
                                             Name: Amy M. Olmert
                                             Title: Secretary